UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2014

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 16, 2014, the Board of Directors (the “Board”) of Tuesday Morning Corporation (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into with (a) those persons now or hereafter serving as members of the Board, (b) those person now or hereafter serving as Chief Executive Officer, President, Executive Vice President or Senior Vice President of the Company (as identified on the Company’s website), and (c) such other persons or categories of persons as may be designated from time to time by the Board.

The Indemnification Agreement supplements and clarifies existing indemnification provisions of the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws. It would require the Company, subject to the terms and conditions of that agreement, to indemnify, to the fullest extent not prohibited by the Delaware General Corporation Law, the persons referenced above against all expenses, judgments and fines incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they are or were directors or officers of the Company or any other enterprise to the extent they assumed those responsibilities at the direction of the Company.  The Indemnification Agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

The foregoing description of the form of Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2014, the Board adopted Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately upon adoption, to supersede and replace the existing bylaws of the Company. The following description is a summary of the amendments to the Bylaws (other than certain immaterial technical changes) and is qualified in its entirety by reference to the Bylaws (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference. An unmarked copy of the Bylaws is filed herewith as Exhibit 3.2.

The Bylaws were amended as follows:

•                  Article II, Sections 1 and 3. Added general updates and modernizations for remote meetings of stockholders;

•                  Article II, Section 2. Clarified and revised provisions governing advance notice requirements that stockholders must follow in order to bring any business before an annual meeting of stockholders, including the process, timing (including generally requiring receipt of a notice not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting) and information to be provided by the stockholder filing the notice;

•                  Article II, Section 6. Added provisions governing and clarifying the designation, duties and authority of inspectors of election for stockholder meetings;

•                  Article III, Section 3. Revised the timing, process and information requirements for stockholder notices of director nominations consistent with the changes referenced above regarding Article II, Section 2;

•                  Article III, Section 4. Clarified the process and timing of director resignations;

•                  Article IV. Updated and clarified the descriptions of certain officer positions and their responsibilities;

•                  Article V. Conformed the right to receive indemnification and advancement of expenses to that set forth in the form of Indemnification Agreement described in Item 1.01. The amendments also clarified that the obligation to indemnify is reduced by indemnification amounts that may be collected from other entities; and

•                  Article VI. Clarified that the Board may authorize some or all classes of stock to be uncertificated shares.

In addition, a new Article VIII was added providing an exclusive forum provision for the adjudication of certain disputes. This provision provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of a breach of fiduciary duty owed by any director, officer, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware, subject to the court having personal jurisdiction over the indispensable parties named as defendants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1

Amended and Restated Bylaws of Tuesday Morning Corporation, dated September 16, 2014, marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K

3.2	Amended and Restated Bylaws of Tuesday Morning Corporation, dated September 16, 2014
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: September 19, 2014	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1

Amended and Restated Bylaws of Tuesday Morning Corporation, dated September 16, 2014, marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K

3.2	Amended and Restated Bylaws of Tuesday Morning Corporation, dated September 16, 2014
10.1	Form of Indemnification Agreement